Exhibit 99.1

RealD Inc. Reports Third Quarter Fiscal Year 2015 Financial Results;

Board Initiates Process to Review Strategic Alternatives for the Company

LOS ANGELES (February 9, 2015) - Global visual technology company RealD Inc. (NYSE: RLD) today announced financial results for its third quarter of fiscal 2015 ended December 31, 2014.  In addition, RealD today announced its Board of Directors has initiated a process to explore a full range of strategic alternatives with the goal of enhancing value for all shareholders.

The Company has engaged Moelis & Company LLC as its financial advisor to assist in its evaluation of potential strategic alternatives. The Company noted that there can be no assurance that the strategic alternatives process will result in the Company pursuing a particular transaction or completing any such transaction. The Company has not set a definitive timetable for completion of the process and does not intend to disclose further developments until its Board of Directors approves a specific action or otherwise concludes the review of the strategic alternatives.

“Over the past 18 months, we have undertaken a series of actions that have further optimized our platform, driven significant reductions in our operating expenditures and enhanced our financial performance,” commented Michael V. Lewis, Chairman and Chief Executive Officer of RealD.  “The Board’s decision to commence a strategic alternatives process is a logical next step in our ongoing effort to unlock value for RealD shareholders.  While the operational and financial actions we have taken thus far are beginning to show results, we believe that a full review of strategic alternatives will allow us to determine the best path forward for RealD and our shareholders.”

Mr. Lewis continued, “We remain firmly committed to optimizing our performance and growing our business. We have a robust IP portfolio, the leading 3D cinema platform worldwide, consisting of over 26,000 screens, and an exciting 2015 and 2016 film slate.”

Third Quarter Fiscal 2015 Financial Highlights

•                 Total revenue was $32.6 million, comprised of license revenue of $21.0 million and product and other revenue of $11.6 million. For the third quarter of fiscal 2014, total revenue was $55.4 million, comprised of license revenue of $35.6 million and product and other revenue of $19.8 million.

•                 China license revenue represented 20% of total worldwide license revenue, up from 15% for the third fiscal quarter of 2014.

•                 GAAP net loss attributable to common stockholders was $11.3 million, or $0.23 per diluted share, compared to GAAP net loss attributable to common stockholders of $0.3 million, or $0.01 per diluted share, for the third quarter of fiscal 2014.

•                 Adjusted EBITDA was $8.1 million, compared to $21.3 million in the third quarter of fiscal 2014.

•                 Adjusted EBITDA is defined within the section of this press release entitled “Use of Non-GAAP Financial Measures,” which includes a reconciliation to its most comparable GAAP measure, net income (loss).

Nine-Month Fiscal 2015 Financial Highlights

•                 Total revenue was $135.6 million, comprised of license revenue of $89.0 million and product and other revenue of $46.6 million. For the nine months ended December 31, 2013, total revenue was $158.6 million, comprised of license revenue of $103.9 million and product and other revenue of $54.7 million.

•                 China license revenue represented 15% of total worldwide license revenue, up from 11% in the nine months ended December 31, 2013.

•                 GAAP net loss attributable to common stockholders was $6.1 million, or $0.12 per diluted share, compared to GAAP net loss attributable to common stockholders of $6.5 million, or $0.13 per diluted share, for the nine months ended December 31, 2013.

•                 Adjusted EBITDA was $49.6 million, compared to $51.0 million for the nine months ended December 31, 2013.

•                 Adjusted EBITDA is defined within the section of this press release entitled “Use of Non-GAAP Financial Measures,” which includes a reconciliation to its most comparable GAAP measure, net income (loss).

Cash Flows and Balance Sheet Highlights

•                 For the nine months ended December 31, 2014, cash inflow from operating activities was $40.1 million and total capital expenditures were $16.7 million, resulting in positive free cash flow of $23.4 million.

•                 Free cash flow is defined within the section of this press release entitled “Use of Non-GAAP Financial Measures,” which includes a reconciliation to its most comparable GAAP measure, net cash provided by operating activities.

•                 As of December 31, 2014, cash and cash equivalents were $51.8 million and total debt was $31.7 million.

Key Metrics

•                 Estimated box office generated on RealD-enabled screens(1) in the third quarter of fiscal 2015 was $338 million ($157 million domestic, $181 million international).   In the third quarter of fiscal 2014, estimated box office generated on RealD-enabled screens was $752 million ($341 million domestic, $411 million international).

•                 Five 3D films were released in the third quarter of fiscal 2015, compared to eight 3D films in the third quarter of fiscal 2014.  These figures reflect the number of 3D films released domestically during the periods.

•                 International markets generated 71% of license revenue and 44% of product and other revenue in the third quarter of fiscal 2015.

•                 As of December 31, 2014, RealD had deployed approximately 26,500 RealD-enabled screens, an increase of 7% from approximately 24,800 screens as of December 31, 2013, and an increase of 1,300 screens (200 domestic, 1,100 international), or 5%, from approximately 25,200 screens as of March 31, 2014.

•                 As of December 31, 2014, RealD had approximately 13,600 domestic screens at approximately 3,000 domestic theater locations and approximately 12,900 international screens at approximately 3,100 international theater locations.

(1)         Estimated domestic box office on RealD-enabled screens represents the estimated 3D box office generated on RealD-enabled domestic screens.  Estimated international box office on RealD-enabled international screens is the estimated 3D box office generated on RealD-enabled international screens.  RealD’s estimates of box office on RealD-enabled screens rely on box office tracking data.  International box office reflects RealD’s estimates of international box office generated on RealD-enabled screens in 19 foreign countries where box office tracking is available.  RealD estimates these countries represent approximately 85% of RealD’s international license revenues.  The 19 foreign countries do not include China.

3D Theatrical Release Schedule for the Last Quarter of Fiscal 2015 and First Three Quarters of Fiscal 2016

(As of February 9, 2015 – Domestic)

Fiscal Q4 2015	Film	Domestic Release Date
(ending 3/31/15)	Jupiter Ascending	2/6/2015
	Seventh Son	2/6/2015
	The SpongeBob Movie: Sponge Out of Water	2/6/2015
	Paranormal Activity: The Ghost Dimension	3/13/2015
	Insurgent	3/20/2015
	Home	3/27/2015

Fiscal Q1 2016	Film	Domestic Release Date
(ending 6/30/15)	Avengers: Age of Ultron	5/1/2015
	Mad Max: Fury Road	5/15/2015
	San Andreas	5/29/2015
	Jurassic World	6/12/2015
	Inside Out	6/19/2015

Fiscal Q2 2016	Film	Domestic Release Date
(ending 9/30/15)	Terminator Genisys	7/1/2015
	Minions	7/10/2015
	Ant-Man	7/17/2015
	Poltergeist	7/24/2015
	Pan	7/24/2015
	Pixels	7/24/2015
	The Fantastic Four	8/7/2015
	Underdogs	8/14/2015
	Everest	9/18/2015
	Hotel Transylvania 2	9/25/2015

Fiscal Q3 2016	Film	Domestic Release Date
(ending 12/31/15)	The Walk	10/2/2015
	The Finest Hours	10/9/2015
	Peanuts	11/6/2015
	The Hunger Games: Mockingjay, Part 2	11/20/2015
	The Martian	11/25/2015
	The Good Dinosaur	11/25/2015
	Star Wars: Episode VII	12/18/2015
	Monster Trucks	12/25/2015
	Point Break	12/25/2015

Sources: Rentrak and imdb.com.

Conference Call Information

Members of RealD’s management will host a conference call to discuss RealD’s financial results for the third quarter of fiscal 2015, beginning at 4:30 pm ET (1:30 pm PT), today, February 9, 2015. To access the call via telephone, interested parties should dial (855) 769-4820 (U.S.) or (407) 374-0083 (International) ten minutes prior to the start time and use conference ID 63891741.

The conference call will also be broadcast live over the Internet, hosted at the Investor Relations section of RealD’s website at www.reald.com.  An archived replay of the call will be available via webcast at www.reald.com or by dialing (855) 859-2056 (U.S.) or (404) 537-3406 for international callers. The conference ID for the telephone replay is 63891741.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements, including but not limited to: statements concerning anticipated future financial and operating performance; our expectations regarding demand for and acceptance of our technologies and our ability to successfully commercialize our technologies within a particular timeframe, if at all; our ability to continue to derive substantial revenue from the licensing of our 3D technologies for use in the motion picture industry; 3D motion picture releases and conversions scheduled for fiscal 2015 ending March 31, 2015 and beyond, their commercial success and consumer preferences, that, in recent periods, have trended in favor of 2D over 3D in some motion pictures in domestic and international markets; our ability to increase our revenues and the number of RealD-enabled screens in domestic and international markets and our market share; our ability to supply our solutions to our customers on a timely basis; our relationships with our exhibitor and studio partners and the business model for 3D eyewear in North America; the process of evaluating alternatives regarding our research and development activities, including any anticipated changes in organization structure or the realization of further reductions in cost structure as a result; market and industry growth opportunities and trends in the market in which we operate, including growth in 3D content; our plans, strategies and expected opportunities, including the development and evaluation of any potential strategic alternatives; the deployment of and demand for our products and products incorporating our technologies; competitive pressures in domestic and international cinema markets impacting license and product revenues; and our ability to execute and achieve anticipated savings or other benefits from our cost reduction efforts.

These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  RealD’s Annual Report on Form 10-K for the twelve months ended March 31, 2014 and other documents filed with the SEC include a more detailed discussion of the risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

To supplement RealD’s financial statements presented on a GAAP basis, RealD provides Adjusted EBITDA and free cash flow as supplemental measures of its performance.   RealD defines Adjusted EBITDA as net income (loss) plus expenses for interest, income taxes, depreciation, amortization, impairment and stock-based compensation plus net foreign exchange loss (gain) plus expenses comprising the non-U.S. GAAP category “restructuring charges, severance costs and reserves” as defined in RealD’s Credit Agreement.  RealD defines free cash flow as net cash provided by operating activities less total capital expenditures in a given period (e.g., purchases of cinema systems and property and equipment on a combined basis).

RealD presents Adjusted EBITDA in reporting its financial results to provide investors with additional tools to evaluate RealD’s operating results in a manner that focuses on what RealD’s management believes to be its ongoing business operations.  RealD presents free cash flow to provide investors a metric for our capacity to generate cash from our operating and investing activities to sustain our operating activities.  RealD’s management does not itself, nor does it suggest that investors should, consider any such Non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adjusted EBITDA and free cash flow are used by management for planning purposes, including: the preparation of internal budgets, forecasts and strategic plans; in analyzing the effectiveness of business strategies; to evaluate potential acquisitions; in making compensation decisions; and in communications with its Board of Directors concerning financial performance. Because not all companies use identical calculations, RealD’s presentation of Adjusted EBITDA and free cash flow may not be comparable to similarly titled measures of other companies.  Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.  Our definition of Adjusted EBITDA for financial reporting purposes aligns with the Adjusted EBITDA definition under our Credit Agreement.

About RealD Inc.

RealD is a leading global licensor of 3D and other visual technologies.  RealD’s extensive intellectual property portfolio is and can be used in applications that enable a premium viewing experience in the theater, the home and elsewhere.  RealD’s core business is the licensing of RealD Cinema Systems and the product sale of RealD eyewear to motion picture exhibitors to enable a premium viewing experience for 3D motion pictures and alternative 3D content in the theater.

RealD was founded in 2003 and has offices in Beverly Hills, California; Boulder, Colorado; London, United Kingdom; Moscow, Russia; Shanghai, China; Hong Kong; Tokyo, Japan; and Rio de Janeiro, Brazil.  For more information, please visit our website at www.reald.com.

© 2015 RealD Inc.  All Rights Reserved.

Investor Contact:

Andrew Greenebaum / Laura Bainbridge

310-829-5400

investors@reald.com

Media Contact:

Will Hammond

424-702-4758

whammond@reald.com

RealD Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except per share data)

	Three months ended		Nine months ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Revenue:
License	$20,958	$35,619	$88,961	$103,901
Product and other	11,613	19,819	46,597	54,685
Total revenue	32,571	55,438	135,558	158,586
Cost of revenue:
License	11,487	11,472	33,612	33,981
Product and other	6,121	16,696	31,410	49,248
Total cost of revenue	17,608	28,168	65,022	83,229
Gross profit	14,963	27,270	70,536	75,357
Operating expenses:
Research and development	4,582	5,236	14,692	15,465
Selling and marketing	4,382	6,842	15,493	20,295
General and administrative	12,654	13,161	35,804	39,533
Total operating expenses	21,618	25,239	65,989	75,293
Operating income (loss)	(6,655)	2,031	4,547	64
Interest expense, net	(393)	(525)	(1,278)	(1,765)
Other income (loss)	(3,088)	(47)	(4,264)	227
Income (loss) before income taxes	(10,136)	1,459	(995)	(1,474)
Income tax expense	1,154	1,614	5,117	4,881
Net loss	(11,290)	(155)	(6,112)	(6,355)
Net income attributable to noncontrolling interest	—	(116)	—	(101)
Net loss attributable to RealD Inc. common stockholders	$(11,290)	$(271)	$(6,112)	$(6,456)

Loss per common share:
Basic	$(0.23)	$(0.01)	$(0.12)	$(0.13)
Diluted	$(0.23)	$(0.01)	$(0.12)	$(0.13)

Shares used in computing loss per common share:
Basic	49,771	49,325	49,935	49,459
Diluted	49,771	49,325	49,935	49,459

RealD Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)

	December 31, 2014	March 31, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$51,750	$28,800
Accounts receivable, net	33,385	48,422
Inventories	6,525	9,109
Deferred costs – eyewear	191	149
Prepaid expenses and other current assets	5,099	5,197
Total current assets	96,950	91,677
Property and equipment, net	21,980	22,491
Cinema systems, net	91,566	106,792
Goodwill	10,657	10,657
Other intangibles, net	5,198	6,154
Deferred income taxes	4,571	4,571
Other assets	8,792	4,840
Total assets	$239,714	$247,182

Liabilities and equity
Current liabilities:
Accounts payable	5,245	$12,470
Accrued expenses and other liabilities	24,010	21,896
Deferred revenue	5,295	8,143
Income taxes payable	681	1,790
Deferred income taxes	4,297	4,288
Current portion of Credit Agreement	7,460	12,500
Total current liabilities	46,988	61,087
Credit Agreement, net of current portion	24,245	23,750
Deferred revenue, net of current portion	4,088	6,465
Other long-term liabilities, customer deposits and virtual print fee liability	4,263	5,046
Total liabilities	79,584	96,348

Commitments and contingencies

Equity (deficit)

Common stock	367,501	352,913
Accumulated deficit	(208,865)	(201,763)
Accumulated other comprehensive income	2,072	262
Total RealD Inc. stockholders’ equity	160,708	151,412
Noncontrolling interest	(578)	(578)
Total equity	160,130	150,834

Total liabilities and equity	$239,714	$247,182

RealD Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Nine months ended
	December 31, 2014	December 31, 2013
Cash flows from operating activities
Net loss	$(6,112)	$(6,355)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	29,925	30,082
Deferred income tax	1	35
Non-cash interest expense	203	281
Non-cash stock compensation	11,515	13,605
Non-cash bad debt expense	646	513
Loss on disposal of property and equipment	154	103
Impairment of long-lived assets and related purchase commitments	2,736	3,547
Changes in operating assets and liabilities:
Accounts receivable	13,916	(5,872)
Inventories	2,269	6,079
Prepaid expenses and other current assets	117	(1,809)
Deferred costs - eyewear	(42)	66
Other assets	(3,286)	114
Accounts payable	(7,137)	(15,848)
Accrued expenses and other liabilities	2,347	1,314
Other long-term liabilities, customer deposits and virtual print fee liability	(783)	(572)
Income taxes receivable/payable	(1,152)	1,065
Deferred revenue	(5,224)	(4,828)
Net cash provided by operating activities	40,093	21,520

Cash flows from investing activities
Purchases of property and equipment	(4,032)	(3,805)
Purchases of cinema systems and related components	(12,626)	(15,646)
Proceeds from sale of property and equipment	79	215
Net cash used in investing activities	(16,579)	(19,236)

Cash flows from financing activities
Proceeds from Credit Agreement	37,300	37,500
Repayments on Credit Agreement	(41,845)	(35,625)
Payments of debt issuance costs	(895)	—
Proceeds from exercise of stock options	2,782	1,374
Repurchase of statutory withholdings of stock issued for restricted stock units	(990)	—
Proceeds from employee stock purchase plan	291	303
Purchases of treasury stock	—	(7,511)
Net cash used in financing activities	(3,357)	(3,959)
Effect of currency exchange rate changes on cash and cash equivalent	2,793	276
Net increase (decrease) in cash and cash equivalents	22,950	(1,399)
Cash and cash equivalents, beginning of period	28,800	31,020
Cash and cash equivalents, end of period	$51,750	$29,621

RealD Inc.

Schedule of Non-GAAP Reconciliations

(In thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three months ended		Nine months ended
	December 31,	December 31,	December 31,	December 31,
(in thousands)	2014	2013	2014	2013
Net loss	$(11,290)	$(155)	$(6,112)	$(6,355)
Add (deduct):
Interest expense, net	393	525	1,278	1,765
Income tax expense	1,154	1,614	5,117	4,881
Depreciation and amortization	9,920	10,318	29,925	30,082
Other (income) loss (1)	3,088	47	4,264	(227)
Share-based compensation expense (2)	3,282	4,487	11,515	13,605
Impairment of assets and intangibles (3)	1,268	764	2,736	3,547
Cost reduction plan (4)	307	3,657	910	3,657
Adjusted EBITDA (5)	$8,122	$21,257	$49,633	$50,955

(1)         Includes gains and losses from foreign currency exchange and foreign currency forward contracts.

(2)         Represents share-based compensation expense of nonstatutory and incentive stock options and restricted stock units and employee stock purchase plan to employees, officers and directors.

(3)         Represents impairment of long-lived assets, such as fixed assets, theatrical equipment and related purchase commitments and identifiable intangibles.

(4)         Expenses comprising the non-U.S. GAAP category “restructuring charges, severance costs and reserves” as defined in RealD’s Credit Agreement.

(5)         Aligns with the Adjusted EBITDA definition under RealD’s credit facility.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Nine months ended
	December 31, 2014	December 31, 2013
(in thousands)
Net cash provided by operating activities	$40,093	$21,520
Purchases of property and equipment	(4,032)	(3,805)
Purchases of cinema systems and related components	(12,626)	(15,646)
Free cash flow	$23,435	$2,069